Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 1 of 22 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK MARK PRINZEL, Case No.: 19-10886 Plaintiff, v. COMPLAINT FOR VIOLATIONS OF FEDERAL SECURITIES LAWS JAGGED PEAK ENERGY INC., CHARLES D. DAVIDSON, ROGER L. JARVIS, JURY TRIAL DEMANDED JANEEN S. JUDAH, MICHAEL C. LINN, ADRIANNA C. MA, JOHN R. SULT, S. WIL VANLOH, JR., DHEERAJ VERMA, BLAKE A. WEBSTER, and JAMES J. KLECKNER, Defendants. Plaintiff Mark Prinzel (“Plaintiff”), by and through his undersigned counsel, alleges upon personal knowledge with respect to himself, and upon information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows: NATURE OF THE ACTION 1. This is an action brought by Plaintiff against Jagged Peak Energy Inc. (“Jagged Peak” or the “Company”), the Company’s Chief Executive Office (“CEO”), and the members of the Company’s Board of Directors (referred to as the “Board,” together with the CEO, the “Individual Defendants,” and, together with Jagged Peak, the “Defendants”) for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§ 78n(a), 78t(a) respectively, and United States Securities and Exchange Commission (“SEC”) Rule 14a-9, 17 C.F.R. § 240.14a-9, in connection with the proposed merger (“Proposed Transaction”) under which Jagged Peak will be acquired by Parsley Energy, Inc. (“Parsley”).

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 2 of 22 2. On October 14, 2019, Jagged Peak, Parsley, and Jackal Merger Sub, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parsley, shall be merged into Jagged Peak, with Jagged Peak surviving. Jagged Peak will then be merged into another wholly owned subsidiary of Parsley (“LLC Sub”) with LLC Sub surviving as a wholly owned subsidiary of Parsley. 3. Pursuant to the Merger Agreement, each issued and outstanding share of Jagged Peak common stock will convert into the right to receive 0.447 shares of Parsley common stock (the “Merger Consideration”). Although the number of shares of Parsley common stock that Jagged Peak shareholders will receive is fixed, the market value of the merger consideration will fluctuate with the market price of Parsley common stock and will not be known at the time Jagged Peak shareholders vote to approve the merger agreement. Based on the closing price of Parsley common stock on the New York Stock Exchange (“NYSE”) on October 11, 2019, the last trading day before the public announcement of the parties entering into the Merger Agreement, the Merger Consideration represented approximately $7.59 in value for each share of Jagged Peak common stock. 4. On November 5, 2019, in order to convince Jagged Peaks’s public common stockholders to vote in favor of the Proposed Transaction, Defendants filed a materially incomplete and misleading S-4 Registration Statement (the “Registration Statement” or “RS”) with the SEC in violation of Sections 14(a) and 20(a) of the Exchange Act. 5. The Registration Statement contains materially incomplete and misleading information concerning (a) financial projections for the Company and Parsley; (b) the valuation analyses prepared by Citigroup Global Markets Inc. (“Citi”) and RBC Capital Markets, LLC 2

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 3 of 22 (“RBC”), in support of their fairness opinions; (c) potential conflicts of interest faced by RBC; and (d) confidentiality agreements entered into by the Company. 6. In addition, a special meeting of Jagged Peaks’s stockholders will be held on January 9, 2020 to vote on the Proposed Transaction (the “Stockholder Vote”). It is therefore imperative that the material information that has been omitted from the Registration Statement is disclosed prior to the Stockholder Vote so Jagged Peak stockholders can properly exercise their corporate voting rights and make an informed decision on whether to vote in favor of the merger. JURISDICTION AND VENUE 7. This Court has subject matter jurisdiction pursuant to Section 27 of the Exchange Act (15 U.S.C. § 78aa) and 28 U.S.C. § 1331 as Plaintiff alleges violations of Sections 14(a) and 20(a) of the Exchange Act. 8. Personal jurisdiction exists over each Defendant either because each Defendant conducts business in or maintains operations in this District or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction over each Defendant by this Court permissible under traditional notions of fair play and substantial justice. 9. Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as under 28 U.S.C. § 1391, because, among other things: (a) the conduct at issue will have an effect in this District; (b) a substantial portion of the transactions and wrongs complained of herein, occurred in this District; and (c) certain Defendants have received substantial compensation in this District by doing business here and engaging in numerous activities that had an effect in this District. Additionally, the Company’s common stock trades on the NYSE, which is headquartered in this District. 3

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 4 of 22 THE PARTIES 10. Plaintiff is, and has been, at all times relevant times, a Jagged Peak stockholder. 11. Defendant Jagged Peak is a Delaware corporation and maintains its principal executive offices at 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202. Jagged Peak’s common stock is traded on the NYSE under the ticker symbol “JAG.” 12. Defendant Charles D. Davidson is Chairman of the Board of Jagged Peak. 13. Defendant Roger L. Jarvis is a director of the Jagged Peak. 14. Defendant Janeen S. Judah is a director of Jagged Peak. 15. Defendant Michael C. Linn is a director of Jagged Peak. 16. Defendant Adrianna C. Ma is a director of Jagged Peak. 17. Defendant John R. Sult is a director of Jagged Peak. 18. Defendant S. Wil VanLoh, Jr. is a director of Jagged Peak. 19. Defendant Dheeraj Verna is a director of Jagged Peak. 20. Defendant Blake A. Webster is a director of Jagged Peak. 21. Defendant James J. Kleckner is CEO and President of Jagged Peak. 22. The defendants identified in paragraphs 12 through 21 are collectively referred to herein as the “Individual Defendants,” and together with the Company, the “Defendants.” SUBSTANTIVE ALLEGATIONS 23. Jagged Peak is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves in the southern Delaware Basin, a sub-basin of the Permian Basin of West Texas. Prior to Jagged Peak’s incorporation in the state of Delaware in September 2016 and subsequent initial public offering in January 2017, Jagged Peak was originally formed as a limited liability 4

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 5 of 22 company in April 2013 by an affiliate of Quantum Energy Investment Partners (“Quantum”) and former members of its management team at the time. 24. Parsley is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. Parsley’s properties are located in two sub areas of the Permian Basin, the Midland and Delaware Basins, where, given the associated returns, it focuses predominantly on horizontal development drilling. Shares of Parsley common stock are traded on the NYSE under the symbol “PE.” The principal executive offices of Parsley are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701. The Proposed Transaction 25. On October 14, 2019, Parsley and Jagged Peak issued a joint-press release announcing the Proposed Transaction. The press releases stated in relevant part: PARSLEY ENERGY ANNOUNCES ACQUISITION OF JAGGED PEAK ENERGY IN ALL-STOCK TRANSACTION; MODEST PREMIUM ACQUISITION ENHANCES 2020 FREE CASH FLOW Austin, Texas, and Denver, Colorado, October 14, 2019 — Parsley Energy, Inc. (NYSE: PE) (“Parsley,” or “Parsley Energy”) and Jagged Peak Energy Inc. (NYSE: JAG) (“Jagged Peak”) today announced they have entered into a definitive merger agreement under which Parsley will acquire Jagged Peak in an all-stock transaction valued at approximately $2.27 billion, including Jagged Peak’s net debt of approximately $625 million as of June 30, 2019. Under the terms of the agreement, Jagged Peak shareholders will receive a fixed exchange ratio of 0.447 shares of Parsley Class A common stock for each share of Jagged Peak common stock they own. This represents $7.59 per Jagged Peak share based on Parsley’s closing price on October 11, 2019, and a premium of 1.5% compared to Jagged Peak’s 30-day volume weighted average price and 11.2% compared to Jagged Peak’s closing price on October 11, 2019. 5

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 6 of 22 The transaction, which is expected to close in the first quarter of 2020, has been unanimously approved by each company’s board of directors. Following the close of the transaction, Parsley shareholders will own approximately 77% of the combined company, and Jagged Peak shareholders will own approximately 23% of the combined company, in each case on a fully diluted basis. The all-stock transaction is intended to be tax-free to Jagged Peak shareholders. Key Transaction Highlights · Complementary, High-Margin Delaware Basin Footprint: Parsley possesses an institutional familiarity with Jagged Peak’s Delaware Basin assets, with the majority of the acreage directly offsetting Parsley’s legacy position. Furthermore, Jagged Peak’s high-margin, oil-weighted asset base will integrate smoothly into Parsley’s near-term development program. On a pro forma basis, Parsley will have approximately 267,000 net acres in the Permian, comprised of 147,000 net acres in the Midland Basin and a highly contiguous 120,000 net acre footprint in the Delaware Basin. · Accretive on Key Metrics: Parsley expects the low-premium transaction to be immediately accretive to key metrics in 2020, including: cash flow per share, free cash flow per share, cash return on capital invested, and net asset value. · Corporate Cost Optimization Accrues to Shareholders: The combination is expected to generate cash general and administrative (“G&A”) savings of approximately $25 million in the first year and $40-50 million of annual savings thereafter, translating to a net present value of $250-300 million. Parsley expects this synergy to facilitate margin expansion and enhance corporate free cash flow.(1) · Additional Synergies Clearly Identified: In addition to G&A savings, Parsley has identified further synergies that are anticipated to be realized over time: · Capital Efficiency Gains: Parsley and Jagged Peak have seen material improvements in recent Delaware Basin well costs. Sustained drilling and completion efficiency improvements coupled with the supply chain advantages of optimized scale have facilitated a material reduction in Parsley’s Delaware Basin well costs during 2019. Parsley estimates its current average drilling, completion and equipment cost in the Delaware Basin are $1,100-$1,150 per lateral foot. Parsley believes applying its scale advantages and employing collaborative best practices can translate to well cost savings of at least $100 per lateral foot across Jagged Peak’s remaining inventory in the Delaware Basin. · Overlapping Acreage: The combination of Parsley’s and Jagged Peak’s acreage positions will create a highly contiguous, interlocking footprint in the Delaware Basin that allows for a more optimized lease geometry with additional 6

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 7 of 22 extended lateral wells. Additionally, the close proximity of Jagged Peak’s acreage supports additional operational efficiencies. · Expansive Company-Owned Water Infrastructure Network: Jagged Peak has invested nearly $90 million developing significant fresh and produced water infrastructure across its acreage position, which is located nearby Parsley’s existing water assets. Integration of Jagged Peak’s water infrastructure network increases corporate flexibility and operational scale. · Cost of Capital Advantages: Parsley believes this transaction can accelerate progress toward an investment grade credit profile, which could help facilitate opportunistic debt refinancing in the future. · Maintains Strong Balance Sheet: An all-stock transaction ensures the combined company will retain a strong balance sheet with a pro forma net leverage ratio of 1.6x LTM adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense. Parsley expects to maintain its dividend per share at current levels in the near term, with the anticipated free cash flow enhancements from this transaction expected to support increased return of capital in the future. Finally, both Parsley and Jagged Peak recently added to their respective 2020 hedge positions, and a majority of the combined company’s expected 2020 oil production is subject to hedge protection. For details on Parsley and Jagged Peak’s respective hedge positions, please see the presentation posted to each company’s website that supplements the information in this release. Management Commentary “The combination of Parsley and Jagged Peak is a natural fit,” said Matt Gallagher, Parsley’s President and CEO. “Jagged Peak’s oily, high-margin asset base slots in nicely to our returns-focused development approach, its acreage footprint and water infrastructure dovetails into our legacy Delaware Basin position, and its corporate culture aligns with our core values. In short, we now have a premier Delaware Basin business that rivals our foundational Midland Basin business. This transaction also creates tangible synergies that will enhance our corporate free cash flow profile and will be shared by the combined shareholder base. Ultimately, I am proud of the high level of execution Parsley has delivered throughout 2019, and I am excited by the prospects of what the combination of Parsley and Jagged Peak can deliver for shareholders in 2020.” Jim Kleckner, President and Chief Executive Officer of Jagged Peak, commented, “The combined assets of Jagged Peak and Parsley Energy are a great fit that create a stronger combined Permian company. The pro-forma company provides our shareholders with premier acreage in both the Midland and Delaware sub-basins, while providing additional scale, significant operational synergies, and free cash flow in this competitive environment. Our team has made tremendous progress to increase efficiencies as we evolved to pad development on our acreage position. 7

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 8 of 22 We look forward to working closely with Parsley to ensure that we provide an efficient changeover of asset-level institutional knowledge, so our shareholders and the shareholders of Parsley Energy can reap the maximized benefits of this transaction.” S. Wil VanLoh, Jr., a Jagged Peak director and the Founder and Chief Executive Officer of Quantum Energy Partners, Jagged Peak’s controlling shareholder, commented, “The inevitable consolidation in the Permian has started and Jagged Peak made a decisive move to team up with the right partner. Quantum has known Bryan, Matt and the Parsley team for many years and has tremendous respect for the industry-leading execution capabilities and top-tier rock they possess. The combination of the two companies will create a unique platform that will benefit from scale, capital allocation optionality, and peer-leading economics (IRRs, oil-weighting and netback margins) that we believe will represent one of the most compelling investment vehicles in the Permian. We look forward to partnering with the Parsley team as they mature into a Permian pure-play large cap. I would also like to thank every current and former employee of Jagged Peak for creating a great private equity success story and for positioning Jagged Peak’s shareholders for continued value creation in a very tough macro energy environment. It’s been an honor being your partner.” Third Quarter Operational Update Activity Overview For the third quarter of 2019, Parsley expects net oil production of 91.2-91.7 MBo per day, translating to 5-6% quarter-over-quarter growth. During 3Q19, Parsley placed on production 35 gross operated horizontal wells with an average working interest of approximately 95% and an average completed lateral length of approximately 10,000 feet. Parsley expects to report third quarter capital expenditures of approximately $315-325 million. Third quarter development spending decreased relative to second quarter spending, driven by lower well costs, fewer net completions, and quarter-over-quarter decreases in facilities and infrastructure spending. Preliminary Pro Forma 2020 Outlook Parsley remains committed to a growing free cash flow profile that returns capital to shareholders. Parsley continues to use a $50 WTI oil price assumption for its baseline capital budget in 2020. Parsley estimates that capital expenditures of $1.6-$1.9 billion will translate to oil production of 126-134 MBo per day in 2020, representing healthy year-over-year production growth. Both production and capital expenditure range estimates assume a full-year of contribution from Jagged Peak. 8

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 9 of 22 Parsley plans to deploy 15 development rigs and four-to-five frac spreads on average in 2020. Parsley anticipates five of its development rigs will operate in the Delaware Basin, where Parsley has seen a material reduction in well costs in 2019. Governance and Leadership The boards of directors at both Parsley and Jagged Peak have unanimously approved the transaction, and recommended that their respective shareholder groups approve the transaction. Upon closing, Parsley’s board of directors will be expanded to eleven directors to include two members from the current Jagged Peak board of directors. The combined company will be led by Parsley’s executive management team and will remain headquartered in Austin, Texas. Timing and Approvals The transaction, which is expected to close during the first quarter of 2020, is subject to customary closing conditions and regulatory approvals, including the approval of Parsley and Jagged Peak shareholders. Jagged Peak’s controlling shareholder, Quantum Energy Partners, which owns approximately 68 percent of the outstanding voting shares of Jagged Peak, has committed to vote its shares in favor of the transaction. Advisors Tudor, Pickering, Holt & Co is serving as exclusive financial advisor to Parsley Energy, and Kirkland & Ellis LLP is serving as Parsley’s legal counsel. Citi and RBC Capital Markets, LLC are serving as financial advisors to Jagged Peak and Vinson & Elkins L.L.P. is serving as Jagged Peak’s legal counsel. 26. The Merger Consideration is unfair because, among other things, the intrinsic value of the Company is in excess of the amount the Company’s stockholders will receive in connection with the Proposed Transaction. 27. It is therefore imperative that the Company common stockholders receive the material information that Defendants have omitted from the Registration Statement so that they can meaningfully assess whether the Proposed Transaction is in their best interests prior to the vote. The Merger Agreement 9

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 10 of 22 28. Section 6.3 of the Merger Agreement provides for a “no solicitation” clause that prevents Jagged Peak from soliciting alternative proposals and constraints its ability to negotiate with potential buyers: 6.3 No Solicitation by the Company. (a) From and after the date of this Agreement, the Company and its officers and directors will, will cause the Company’s Subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Competing Proposal. Within one Business Day of the date of this Agreement the Company shall deliver a written notice to each Person that has received non-public information regarding the Company within the six months prior to the date of this Agreement pursuant to a confidentiality agreement with the Company for purposes of evaluating any transaction that could be a Company Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person. The Company will immediately terminate any physical and electronic data access related to any such potential Company Competing Proposal previously granted to such Persons. (b) From and after the date of this Agreement, the Company and its officers and directors will not, will cause the Company’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly: (i) initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Company Competing Proposal; (ii) engage in, continue or otherwise participate in any discussions with any Person with respect to or negotiations with any Person with respect to, relating to, or in furtherance of a Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal; (iii) furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to any Company 10

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 11 of 22 Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal; (iv) enter into any letter of intent or agreement in principle, or other agreement providing for a Company Competing Proposal (other than a confidentiality agreement entered into in compliance with Section 6.3(e)(ii)); or (v) submit any Company Competing Proposal to the approval of the stockholders of the Company; provided, that notwithstanding anything to the contrary in this Agreement, the Company or any of its Representatives may, (A) in response to an unsolicited inquiry or proposal, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a Company Superior Proposal and (B) in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.3 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder). (c) From and after the date of this Agreement, the Company shall promptly (and in any event within the shorter of one Business Day and 48 hours) notify Parent of the receipt by the Company (directly or indirectly) of any Company Competing Proposal or any expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal made on or after the date of this Agreement, any request for information or data relating to the Company or any of its Subsidiaries made by any Person in connection with a Company Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Company Competing Proposal (including the identity of such Person), and the Company shall provide to Parent promptly (and in any event within the shorter of one Business Day and 48 hours) (i) an unredacted copy of any such expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal made in writing provided to the Company or any of its Subsidiaries or (ii) any such expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter the Company shall (A) keep Parent reasonably informed, on a prompt basis (and in any event within the shorter of one Business Day and 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within the shorter of one Business Day and 48 hours) apprise Parent of the status of any such discussions or negotiations and (B) provide to Parent as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one Business Day and 48 hours) copies of all material written correspondence and other material written materials provided to the Company or its Representatives from any Person. Without limiting the foregoing, the Company shall notify Parent if the Company determines to begin providing information or to engage in discussions or 11

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 12 of 22 negotiations concerning a Company Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations. (d) Except as permitted by Section 6.3(e), the Company and its officers and directors will not, will cause the Company’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly: (i) withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Joint Proxy Statement; (iii) approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Company Competing Proposal; (iv) publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in compliance with Section 6.3(e)(ii)) relating to a Company Competing Proposal (a “Company Alternative Acquisition Agreement”); (v) in the case of a Company Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock (other than by Parent or an Affiliate of Parent), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three Business Days prior to the date of the Company Stockholders Meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date of the Parent Stockholders Meeting) or (B) ten Business Days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer; or (vi) if a Company Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of (A) five Business Days after the Company so requests in writing or (B) three Business Days prior to the date of the Company Stockholders Meeting (or promptly after announcement or disclosure of such Company Competing Proposal if announced or disclosed on or after the third Business Day prior to the date of the Company Stockholders Meeting); or 12

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 13 of 22 (vii) cause or permit the Company to enter into a Company Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), and (vi), a “Company Change of Recommendation”). *** 29. In addition, Section 8.3 of the Merger Agreement requires Jagged Peak to pay a $57,435,000 “termination fee” to Parsley in the event this agreement is terminated by Jagged Peak and improperly constrains the Company from obtaining a superior offer. The Materially Incomplete and Misleading Registration Statement and Additional Disclosure Issues in Amendment No. 1 to Form S-4 30. On November 5, 2019, Defendants filed an incomplete and misleading Registration Statement with the SEC and disseminated it to the Company’s stockholders. The Registration Statement solicits the Company’s stockholders to vote in favor of the Proposed Transaction, which scheduled a stockholder vote on the Proposed Transaction for January 9, 2020. 31. Defendants were obligated to carefully review the Registration Statement before it was filed with the SEC and disseminated to the Company’s stockholders to ensure that it did not contain any material misrepresentations or omissions. 32. The Registration Statement describes the fairness opinion of the Company’s financial advisors, Citi and RBC, and the various valuation analyses each performed in support of its opinion. However, the descriptions of Citi’s and RBC’s fairness opinions and analyses fail to include key inputs and assumptions underlying these analyses. Without this information, the Company’s stockholders are unable to fully understand these analyses and, thus, are unable to determine what weight, if any, to place on Citi’s and RBC’s fairness opinions in determining whether to vote their shares in favor of the Proposed Transaction. This omitted information, if 13

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 14 of 22 disclosed, would significantly alter the total mix of information available to the Company’s common stockholders. 33. The Registration Statement says that on September 26, 2019, Craig R. Walters updated the board regarding JP’s “long-range forecast.” The Registration Statement fails to specify if this resulted in a new set of projections for JP and whether the projections Citi and RBC relied upon reflect this “update.” 34. Per the Registration Statement, the JP board, with the assistance of Citi, reviewed Alternative Combination Transactions, and concluded it was unlikely another bidder would provide more valuable consideration to its shareholders than the present transaction; however, nowhere do they discuss (1) the substance of the Alternative Combination Transactions, (2) which potential bidders were assessed, or (3) the results of such analyses. Further, Citi does not mention such an analysis in supporting its financial opinion. This information should be disclosed so as not to make the RS materially misleading. 35. Citi’s DCF analysis in the Registration Statement utilizes company projections of FCF for the second half of fiscal year 2019. The Registration Statement shows only a 2019 full year. No other years. In addition, there are no projections of the Net Operating Losses (NOLs) for both JP and Parsley. These may contribute materially to the valuations and should be disclosed in order to make the RS not materially misleading. 36. Citi performed a Net Asset Value Analysis for both JP and Parsley that relies on several projections not disclosed in the Registration Statement. First, unlevered, after-tax free cash flows that JP projected to generate from its proved developed producing reserves and currently undeveloped resources. Second, estimated non-drilling and completion capital expenditures, corporate expenses and net hedge and pricing contract gains and losses. Third, 14

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 15 of 22 estimated non-operated acreage value. The projections provided do not include estimated hedging gains and losses, non-operated acreage value estimates, nor specific cap-ex and corporate expense projections. This information should be disclosed so as not to make the RS materially misleading. 37. RBC also performed a Net Asset Value Analysis that relies on estimates and projections provided by JP management that are not disclosed in the Registration Statement. This analysis calculates the Net Present Value of estimated “crude oil, natural gas and NGLs Resources in the Proved Development Producing reserve category as well as Undeveloped Resources.” RBC refers to JP “Resource Information.” It then applies a “reserve adjustment factor” provided by management. Per management, RBC discounted the ranges to the JP Resource Information of a) 95%-100% for Proved Developed Producing Reserves and b) 88%- 100% for Undeveloped Resources. It then adjusted the reserve value reference ranges for a) capital costs; b) estimated taxes (after accounting for NOLs); c) general and administrative expenses; and d) balance sheet adjustments related to hedges and costs associated with transportation pricing contracts. All of this was provided to RBC by JP management; however, none of these material items are disclosed. This information should be disclosed so as not to make the RS materially misleading. 38. RBC performed the same analysis for Parsley, using similar projections of FCF from developed and undeveloped reserves, adjustments, hedging and tax attributes. None of the JP management projections for Parsley used in this analysis are in the Registration Statement. This information should be disclosed so as not to make the RS materially misleading. 15

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 16 of 22 39. RBC’s DCF analysis relies on projections through 2025. The Registration Statement includes projections through 2024. Similarly, on P118, RBC’s DCF for Parsley includes projections through 2025. 40. RBC discusses Analysts’ Price Targets for JP and shows a high of $12.35 and a low of $6.17 for 21 “recently” published analyst estimates, excluding RBC. In fact, there are at least 24 recently published analyst estimates (including RBC), with the highest one being $14.00 per share (Wells Fargo). The RBC analyst estimated a price target of $10.00 per share, which is relevant as, upon information and belief, it shows a “sell side” analyst had a higher target price than the deal price. Also, TPH, Parsley’s financial advisor, was projecting a $12.00 per share target price. Finally, the median target price was $10.00 per share. RBC failed to show a median price which makes the RS materially misleading. 41. With respect to the Jagged Peals financial projections, the Registration Statement fails to disclose, for each set of projections: (i) all line items used to calculate (a) EBITDAX, (b) EBITDA, (c) Adjusted EBITDA, and (d) free cash flow; and (ii) a reconciliation of all non GAAP to GAAP metrics. This information should be disclosed so as not to make the RS materially misleading. 42. With respect to Parsley’s financial projections, the Registration Statement fails to disclose, for each set of projections: (i) all line items used to calculate (a) EBITDAX, (b) EBITDA, (c) Adjusted EBITDA, and (d) free cash flow; and (ii) a reconciliation of all non GAAP to GAAP metrics. This information should be disclosed so as not to make the RS materially misleading. 43. The disclosure of projected financial information is material because it provides stockholders with a basis to project the future financial performance of a company and allows 16

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 17 of 22 stockholders to better understand the financial analyses performed by the Company’s financial advisor in support of its fairness opinion. 44. The omission of the above-referenced material information renders the Registration Statement false and misleading. 45. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s stockholders. COUNT I (AGAINST ALL DEFENDANTS FOR VIOLATIONS OF SECTION 14(a) OF THE EXCHANGE ACT AND RULE 14a-9 PROMULGATED THEREUNDER 46. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein. 47. Section 14(a)(1) of the Exchange Act makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 78l of this title.” 15 U.S.C. § 78n(a)(1). 48. Rule 14a-9, promulgated by the SEC pursuant to Section 14(a) of the Exchange Act, provides that communications with shareholders in a recommendation statement shall not contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9. 17

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 18 of 22 49. Defendants have issued the Registration Statement with the intention of soliciting support of stockholders for the Proposed Transaction. Each Defendant reviewed and authorized the dissemination of the Registration Statement, which fails to provide critical information detailed above. 50. In so doing, Defendants made untrue statements of material fact and/or omitted material facts necessary to make the statements made not misleading. Each Defendant, by virtue of their roles as officers and/or directors, were aware of the omitted material information but failed to disclose such information, in violation of Section 14(a). Defendants therefore had reasonable grounds to believe material facts existed that were misstated or omitted from the Registration Statement, but nonetheless failed to obtain and disclose such information to shareholders although they could have done so without extraordinary effort. 51. The Registration Statement is materially misleading and omits material facts that are necessary to render it not misleading. Defendants undoubtedly reviewed and relied upon the omitted information identified above in connection with their decision to approve and recommend the Proposed Transaction. 52. Defendants knew or should have known that the material information identified above has been omitted from the Registration Statement, rendering the sections of the Registration Statement identified above to be materially incomplete and misleading. Indeed, Defendants were required to be particularly attentive to the procedures followed in preparing the Registration Statement and review it carefully before it was disseminated, to corroborate that there are no material misstatements or omissions. 53. Defendants violated securities laws in preparing and reviewing the Registration Statement. Defendants chose to omit material information from the Registration Statement or 18

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 19 of 22 failed to notice the material omissions in the Registration Statement upon reviewing it, which they were required to do carefully. 54. The misrepresentations and omissions in the Registration Statement are material to Plaintiff and the Company’s other stockholders, each of whom will be deprived of their right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the vote on the Proposed Transaction. 55. Plaintiff and the Company’s other shareholders have no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff and the Company’s other shareholders be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict. COUNT II (AGAINST THE INDIVIDUAL DEFENDANTS FOR VIOLATIONS OF SECTION 20(a) OF THE EXCHANGE ACT) 56. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein. 57. The Individual Defendants acted as controlling persons of the Company within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers and/or directors of the Company, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Registration Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading. 58. Each of the Individual Defendants was provided with, or had unlimited access to, 19

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 20 of 22 copies of the Registration Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. 59. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein and exercised the same. The Registration Statement at issue contains the unanimous recommendation of each of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in preparing this document. 60. In addition, as set forth in the Registration Statement sets forth at length and described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Registration Statement purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions. 61. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act. 62. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed. 63. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff and the Company’s other shareholder be fully protected from the 20

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 21 of 22 immediate and irreparable injury that Defendants’ actions threaten to inflict. PRAYER FOR RELIEF WHEREFORE, Plaintiff prays for judgment and relief as follows: (A) declaring that the Registration Statement is materially false and/or misleading; (B) enjoining, preliminarily and permanently, the Proposed Transaction until the Registration Statement is cured; (C) in the event that the transaction is consummated before the entry of this Court’s final judgment, rescinding it or awarding Plaintiff rescissory damages; (D) directing that Defendants account to Plaintiff for all damages caused by them and account for all profits and any special benefits obtained as a result of their breaches of their fiduciary duties. (E) awarding Plaintiff the costs of this action, including a reasonable allowance for the fees and expenses of Plaintiff’s attorneys and experts; and (F) granting Plaintiff such further relief as the Court deems just and proper. JURY DEMAND Plaintiff demands trial by jury. Dated: November 25, 2019 GAINEY McKENNA & EGLESTON /s/ Thomas J. McKenna Thomas J. McKenna Gregory M. Egleston 440 Park Avenue South New York, NY 10016 Telephone: (212) 983-1300 Facsimile: (212) 983-0383 Email: tjmckenna@gme-law.com Email: gegleston@gme-law.com 21

Case 1:19-cv-10886 Document 1 Filed 11/25/19 Page 22 of 22 MOORE KUEHN, PLLC Justin A. Kuehn Fletcher W. Moore 30 Wall Street, 8th floor New York, New York 10005 Tel: (212) 709-8245 jkuehn@moorekuehn.com fmoore@moorekuehn.com Attorneys for Plaintiff 22